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                                                       EXHIBIT 10.5


                           SECOND AMENDED AND RESTATED

                         MORTGAGE WAREHOUSING AGREEMENT

                                  COMERICA BANK

                              CORESTATES BANK, N.A.

                          NORWEST BANK MINNESOTA, N.A.

                         RESIDENTIAL FUNDING CORPORATION

                                       AND

                           ROCK FINANCIAL CORPORATION

                                NOVEMBER 13, 1997






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                           SECOND AMENDED AND RESTATED
                         MORTGAGE WAREHOUSING AGREEMENT



         THIS SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT is made and entered into as of this 13th day of November, 1997, by and between Comerica Bank, a Michigan banking corporation ("Comerica"), CoreStates Bank, N.A., a national banking association ("CBNA"), Residential Funding Corporation, a Delaware corporation ("RFC") and Norwest Bank Minnesota, National Association, a national banking association ("Norwest") (collectively, Comerica, CBNA, RFC and Norwest are referred to as "Lenders"), Comerica Bank, as Agent for Lenders (in such capacity, "Agent"), and Rock Financial Corporation, a Michigan corporation ("Borrower").

                                   WITNESSETH

         WHEREAS, Agent, Lenders and Borrower previously entered into that certain Amended and Restated Mortgage Warehousing Agreement dated August 23, 1994, as amended by Amendment No. 1 dated November 10, 1994, Amendment No. 2 dated February 21, 1996, Amendment No. 3 dated July 26, 1996 and Amendment No. 4 dated November 12, 1996 (as amended, the "Existing Loan Agreement"), under which the Lenders have extended credit to Borrower to finance the origination, purchase and sale of Mortgage Warehousing Loans (as defined below); and

         WHEREAS, Agent, Lenders and Borrower desire to amend and restate in its entirety the Existing Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, Agent, Lenders and Borrower agree that the Existing Loan Agreement is amended and restated to read in its entirety as follows:

1.       DEFINITIONS.

         1.01 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Paragraph shall have the meanings assigned to them in this Paragraph and include the plural as well as the singular.

         1.02 The terms which follow have the meanings herein ascribed to them:

         Accumulated Funding Deficiency means a funding deficiency described in section 302 of ERISA.

         Advance means each separate advance of the Loan made hereunder from time to time.



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         Affiliate means, as to any Person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. "Control" as used herein means the power to direct the management and policies of such Person.

         Aged Mortgage Loan means a Mortgage Loan (i) which would be an Eligible Mortgage Loan except for noncompliance with subsections (d) and (q) of the definition of Eligible Mortgage Loan, (ii) which could be a Second Mortgage Loan except for noncompliance with subsection (c) of the definition of Second Mortgage Loan, (iii) which is not a High LTV Second Mortgage Loan, (iv) has not been included in the Borrowing Base for more than two hundred seventy (270) days, and (v) with respect to which no payment is more than one hundred twenty
(120) days past due the payment due date set forth in the underlying promissory note and deed of trust or mortgage, and no foreclosure proceedings have been instituted.

         Aged Mortgage Loan Advance means an Advance against the Borrowing Base Value of Aged Mortgage Loans.

         Agreement means this Agreement as executed as of the date first above written or, if amended or supplemented as herein provided, as so amended or supplemented.

         Bailee Letter means a letter in the form of Exhibit G attached hereto.

         Bear Stearns Custodial Agreement means the Custodial Agreement by and among Borrower, Comerica, as custodian, and Bear Stearns dated __________, 1997, as the same may be amended from time to time.

         Borrowing Base means:

         (a) For Committed Mortgage Loan Advances, 99% of the lesser of (i) the principal amount of, or (ii) the Committed Purchase Price for, (A) all Committed Mortgage Loans in Agent's possession, and (B) all Committed Pre-warehouse Loans, plus

         (b) For Conforming Mortgage Loan Advances which are Uncommitted Mortgage Loan Advances, the lesser of (i) 95% of the principal amount or Cost (if applicable), whichever is less, of (A) all Uncommitted Mortgage Loans in Agent's possession, and (B) all Uncommitted Pre-warehouse Loans, and (ii) One Million Dollars ($1,000,000.00), plus

         (c) For Non-Conforming Mortgage Loan Advances, the lesser of (i) ninety-eight percent (98%) of the lesser of (A) the principal amount of, or (B) the Committed Purchase Price (when a Take-Out Commitment exists with respect thereto), for, each Non-Conforming Mortgage Loan, or (ii) Fifty Million Dollars ($50,000,000), plus

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         (d)      For Second Mortgage Loan Advances, the lesser of

                  (i)      (A)      with respect to all Second Mortgage
                                    Loans other than Title I Second Mortgage
                                    Loans and High LTV Second Mortgage Loans, ninety-five percent (95%) of the lesser of
                                    (1) the principal amount of, or (2) the
                                    Committed Purchase Price for, each such
                                    Second Mortgage Loan, plus

                           (B) with respect to Title I Second Mortgage Loans and High LTV Second Mortgage Loans, the lesser of (1) ninety-five percent (95%) of the lesser of (x) the principal amount of, or (y) the Committed Purchase Price for, each such Second Mortgage Loan, or (2) Ten Million Dollars ($10,000,000), or

                  (ii)     Fifteen Million Dollars ($15,000,000),

         (e)      For Aged Mortgage Loan Advances, the lesser of

                  (i)      (A)      with respect to all Aged Mortgage Loans
                                    with  respect to which any payment
                                    thereunder is sixty (60) days or more past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage), eighty percent (80%) of the least of (1) the principal amount of, or (2) if said Aged Mortgage Loan meets all FNMA or FHLMC conditions for purchase at the time made, the Market Value for, each such Aged Mortgage Loan, plus

                           (b) with respect to all Aged Mortgage Loans with respect to which any payment thereunder is less than sixty (60) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage), ninety percent (90%) of the least
                                    (1) the principal  amount of, or (2) if said
                                    Aged  Mortgage  Loan meets all FNMA or FHLMC
                                    conditions  for  purchase  at the time made,
                                    the  Market   Value  for,   each  such  Aged
                                    Mortgage Loan, or

                  (ii)     One Million Dollars ($1,000,000),

provided, however, that the principal amount of all Pre-warehouse Loans included in the Borrowing Base shall not exceed $18,000,000, and provided that no Unfunded Drafts may be used to calculate the Borrowing Base.

         Borrowing Base Certificate means a certificate in form satisfactory to Lenders showing a calculation of the Borrowing Base as of a certain date.


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         Borrowing Base Report means a report prepared by Agent which summarizes the contents of the Borrowing Base, in form satisfactory to Agent.

         Closing Media means a title company, closing attorney or other entity which would disburse funds at settlement and insure the lien of the Mortgage.

         Collateral means Mortgage Loans, Mortgage Notes, Mortgages and all other documents, property rights, proceeds and payments relating to (a) Mortgage Loans which secure the Loan and (b) all other collateral of Borrower hereinafter described in Section 3.01.01 of this Agreement, and/or from time to time deposited with, delivered or to be delivered to or held by or for Agent pursuant to this Agreement, and the proceeds thereof in each case, whether now or hereafter arising.

         Committed Mortgage Loan means an Eligible Mortgage Loan as to which Agent has received a Take-Out Commitment identifying the Investor and the Committed Purchase Price.

         Committed Mortgage Loan Advance means an Advance against the Borrowing Base value of Committed Mortgage Loans.

         Committed Pre-warehouse Loan means a Pre-warehouse Loan as to which Agent has received a Take-Out Commitment.

         Committed Purchase Price means, with respect to a Mortgage Loan, the price at which the Investor under the applicable Take-Out Commitment has agreed to purchase said Mortgage Loan.

         Conforming Mortgage Loan shall be an Eligible Mortgage Loan or Pre-warehouse Loan which meets all FNMA or FHLMC conditions for purchase at the time made, except for conditions regarding the loan amount in the case of Jumbo Loans and Super Jumbo Loans.

         Conforming Mortgage Loan Advance means an Advance against the Borrowing Base value of Mortgage Warehousing Loans other than Non-Conforming Mortgage Loans.

         Cost means the acquisition price of a Mortgage Loan net of discount points and fees associated with yield.

         Current Assets means, as of any applicable date of determination, all assets of a person that should be classified as current in accordance with GAAP, including without limitation cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories, but excluding:

              (a)  all Mortgage Loans owned by Borrower;


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              (b)  Investments or securities in any corporation not
         listed on the New York Stock Exchange, NASDAQ National Market or American Stock Exchange;

              (c) Investments or securities in any limited liability company, partnership, limited partnership, joint venture or other business venture or legal entity;

              (d)  Investments or securities in any options or derivatives;

              (e) Investments or securities in any corporation to the extent to which the cost basis of Borrower's securities exceeds twenty five percent (25%) of the Tangible Effective Net Worth of Borrower as calculated without the inclusion of such investments or securities; and

              (f) Investments or securities in any corporation in which Borrower owns in excess of a four percent (4%) ownership interest.

         Current Liabilities means, as of any applicable date of determination, all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Notes classified as current, but excluding indebtedness owed by Borrower relating to the Mortgage Loans.

         Current Ratio means Current Assets divided by Current Liabilities.

         DDA Account means Borrower's demand deposit account with Agent.

         Debtor's Property in Possession of Agent or Lenders means goods, securities, stocks, bonds, notes, instruments, documents, policies and certificates of insurance, deposits, money or other property now owned or later acquired by Borrower or in which Borrower now has or later acquires an interest and which are now or later in the possession of Agent or Lenders, or as to which Agent or Lenders now or later control possession by documents or otherwise; excluding, however, any such items held by Comerica under the Bear Stearns Custodial Agreement.

         Draft means a draft on Borrower's Restricted Account which is signed by the Borrower and presented to a title company or other closing agent for purpose of closing a Mortgage Loan.

         Eligible Mortgage Loan means a Mortgage Loan with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Agent and the Lenders as of the date of such computation):


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         (a) Said Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

         (b) Said Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Borrower and all information set forth therein is true and correct.

         (c) Said Mortgage Loan is free of any default of any party thereto (including Borrower), other than as expressly permitted pursuant to subparagraph
(d) below, counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.

         (d) No payment under said Mortgage Loan is more than fifty-nine (59) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage).

         (e) Said Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein.

         (f) Said Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with said Mortgage Loan have been given and performed as required.

         (g) All advance payments and other deposits required to be paid on said Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by Borrower to the obligor and there have been no prepayments on account of said Mortgage Loan.

         (h) At all times said Mortgage Loan will be free and clear of all liens, except in favor of the Agent for the benefit of the Lenders.

         (i) The property covered by said Mortgage Loan is insured against loss or damage by fire, flood (when required by the Investor) and all other hazards normally included within standard extended coverage in accordance with the provisions of said Mortgage Loan with Borrower named as a loss payee thereon.

         (j) The property covered by said Mortgage Loan is free and clear of all liens except (a) Borrower's first mortgage loan, (b) liens for real estate taxes, special

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assessments and the like which are not delinquent, and (c) liens which are subordinate to the lien of the Mortgage Loan.

         (k) As to those Mortgage Loans represented by Borrower to be covered by a Take-Out Commitment, the Take-Out Commitment is in full force and effect, and Borrower and the Mortgage Loan are in full compliance therewith.

         (l) The date of the underlying promissory note is no earlier than one hundred twenty (120) days prior to the date said Mortgage Loan is first included in the Borrowing Base.

         (m) If said Mortgage Loan is FHA insured or VA guaranteed, such insurance or guaranty (or a binding commitment to issue such insurance or guaranty) is in full force and effect.

         (n) The improvements on the property consist of a completed one-to-four unit single family residence, including but not limited to a condominium, planned unit development or townhouse but excluding in any event a co-op.

         (o) There has been delivered to the Agent the Required Documents or the Prewarehouse Required Documents.

         (p) Said Mortgage Loan is not subject to any servicing arrangement with any person other than Borrower nor are any servicing rights relating to said Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any person other than Agent for and on behalf of Lenders.

         (q) Said Mortgage Loan has not been included in the Borrowing Base for more than ninety (90) days.

         (r) Said Mortgage Loan has not previously been included in the Borrowing Base.

         (s) The Borrower has obtained an appraisal in connection with the origination of said Mortgage Loan which would satisfy all appraisal requirements for said Mortgage Loan if such had been originated by a federally insured depository institution; provided, however, that no such appraisal shall be required for a Second Mortgage Loan (i) where the Investor for such Second Mortgage Loan has issued a Take-Out Commitment therefor and has not required an appraisal for such Second Mortgage Loan, or (ii) with an original principal amount of less than $40,000.

         (t) If the Mortgage Loan has been sent to an Investor, not more than forty-five (45) days have elapsed from the date of delivery, unless the Mortgage Loan has been returned to the Agent.


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         (u) If the Mortgage Note or other Required Document has been released to Borrower, not more than ten (10) days shall have elapsed from the date of delivery to Borrower.

         (v) Super Jumbo Loans shall be Eligible Mortgage Loans only if a Take-Out Commitment exists for such loans.

         (w) Jumbo Loans which satisfy all of the above conditions shall be Eligible Mortgage Loans.

         ERISA means the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended, and the rules and regulations issued thereunder, as in effect from time to time.

         ERISA Affiliate means each trade or business, including Borrower, whether or not incorporated, that, together with Borrower would be treated as a single employer under section 4001 of ERISA.

         Event of Default means an event or condition listed under Section 9.01 of this Agreement.

         Excess Advances shall have the meaning given the term in Section 2.06 hereof.

         FHA means the Federal Housing Administration and any successor thereto or to the functions thereof.

         FHA Mortgage Loans means Mortgage Loans within acceptable limits to and insured, or committed to be insured, by the FHA, and evidenced by instruments and documents which comply, and arising from a transaction which complies, in all respects, with the requirements of the FHA.


         FHLMC means the Federal Home Loan Mortgage Corporation and any successor thereto or to the functions thereof.

         FNMA means the Federal National Mortgage Association and any successor thereto or to the functions thereof.

         GAAP means generally accepted accounting principles consistently applied.

         Gestation Loan means a gestation repurchase agreement financing or "As Soon As Pooled" transaction under the FNMA Selling and Servicing Guidelines.

         GNMA means the Government National Mortgage Association and any successor thereto or to the functions thereof.

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         Governmental Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         High LTV Second Mortgage Loan means a Second Mortgage Loan (i) having a loan to value ratio which is greater than .90 to 1.0 but which does not exceed
1.25 to 1.0 and (ii) which is covered by a Take-Out Commitment.

         Indebtedness means any and all sums, indebtedness and liabilities of any and every kind now owing or later to become due from Borrower to Agent or the Lenders under this Agreement, whether joint or several, contingent or absolute, now existing or later arising, and however created incurred, evidenced, acquired or arising, and any and all modifications, renewals or extensions of it.

         Investor means a bank, trust company, savings and loan association, pension fund, governmental authority, insurance company, institutional investor, investment brokerage firm, mortgage banker, or other entity, determined by Majority Lenders, in their sole discretion, to be acceptable. A list of approved Investors for Conforming Mortgage Loans and Non-Conforming Mortgage Loans is attached hereto as Exhibit E, which list may be changed from time to time by Majority Lenders.

         Jumbo Loan means a Mortgage Loan which exceeds the maximum loan amount permitted by then current FNMA or FHLMC purchase guidelines but otherwise meets FHLMC or FNMA purchase criteria and does not exceed $750,000.

         Lenders' Allocation Amount means $32,727,273 as to Comerica, $12,272,727 as to CBNA, $24,545,455 as to Norwest, and $20,454,545 as to RFC.

         Leverage Ratio means a fraction, determined as of the pertinent financial statement date, the numerator of which is the sum total of Borrower's outstanding liabilities plus the unadvanced amount of the Loan and the denominator of which is Tangible Effective Net Worth, all determined in accordance with GAAP.

         Liabilities means all indebtedness that, in accordance with generally accepted accounting principles consistently applied, should be classified as liabilities on a balance sheet of Borrower.

         Loan means a $90,000,000 demand mortgage warehouse facility of which Comerica shall advance up to $32,727,273, CBNA shall advance up to $12,272,727, Norwest shall advance up to $24,545,455 and RFC shall advance up to $20,454,545, in each case subject to the terms and conditions of this Agreement.

         Loan Documents means this Agreement and all documents evidencing or securing the Loan.


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         Majority Lenders means the Lender or Lenders whose individual or aggregate Percentage Share respectively is at least sixty-six and two thirds percent (66 2/3%).

         Market Value means an amount determined by Agent from time to time, in its sole discretion, to be the amount an Investor would pay to purchase a particular Mortgage Loan.

         Maximum Loan Amount means $90,000,000, subject to Section 12 hereof.

         Mortgage means a mortgage or a deed of trust on real estate, and securing a Mortgage Loan and also creating a valid first lien on the fee simple title to real estate referred therein subject only to (a) liens for taxes, not yet due and payable, special assessments or similar governmental charges not yet due and payable or still subject to payment without interest or penalty, (b) zoning restrictions, utility easements, covenants, or conditions and restrictions of record, which shall neither defeat nor render invalid such lien or the priority thereof, nor materially impair the marketability or value of such real estate, nor be violated by the existing improvements or the intended use thereof; (c) subordinate liens, (d) in the case of Second Mortgage Loans, a first mortgage; and (e) such other liens as may have been approved in writing by Lenders.

         Mortgage Loan means a loan evidenced by a Mortgage Note and secured by a Mortgage covering a fee simple interest in residential (1-4 unit single family) real property and all improvements located thereon located in the United States.

         Mortgage Note means a valid and binding note, bond or other evidence of indebtedness evidencing a Mortgage Loan and secured by a Mortgage, which (a) was executed by a bona fide third person who has capacity to contract (b) matures in 30 years or less, and (d) complies with any other terms as may be required in writing in advance of the closing date by Lenders, from time to time.

         Mortgage Warehousing Advance means a Conforming Mortgage Loan Advance, a Non-Conforming Mortgage Loan Advance, a Committed Mortgage Loan Advance, an Uncommitted Mortgage Loan Advance, a Second Mortgage Loan Advance or an Aged Mortgage Loan Advance made in accordance with the terms of this Agreement.

         Mortgage Warehousing Loan means a Conforming Mortgage Loan, a NonConforming Mortgage Loan, a Committed Mortgage Loan, an Uncommitted Mortgage Loan, a Pre-warehouse Loan, a Second Mortgage Loan or an Aged Mortgage Loan.

         Multiemployer Plan means a plan described in section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

         Non-Conforming Mortgage Loan shall be a Mortgage Loan which (i) is a Committed Mortgage Loan or an Uncommitted Mortgage Loan, but which does not meet all FNMA or FHLMC conditions for purchase at the time made, (ii) at the time of origination had a principal balance that (A) did not exceed 80% of the appraised value of the real estate and

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improvements securing such Mortgage Loan unless private mortgage insurance was obtained covering such Mortgage Loan or the Investor did not require such insurance, or if such Mortgage Loan is an Uncommitted Mortgage Loan, an ordinary and prudent Investor would not require such insurance as determined by Agent, and (B) did not exceed 95% of such appraised value in any event, (iii) has a term of not more then thirty (30) years, (iv) if Agent has received a Take-Out Commitment with respect to the Mortgage Loan identifying the Investor and the Committed Purchase Price, the Mortgage Loan meets all of the then current requirements for sale to an Investor purchasing such type of Mortgage Loan from Borrower, (v) has an outstanding principal balance of less than $600,000 on the date the Required Documents are delivered to Agent, and (vi) has not been included in the Borrowing Base for more than one hundred twenty (120) days.

         Non-Conforming Mortgage Loan Advance means an Advance against the Borrowing Base value of Non-Conforming Mortgage Loans.

         Note or Notes means the instruments described in Section 2.08 hereof, as they may be amended, restated, extended, replaced or renewed from time to time.

         Overnight-based Rate means a per annum interest rate equal to (i) in the case of Conforming Mortgage Loan Advances, 1.5% above the Overnight Rate,
(ii) in the case of Non-Conforming Mortgage Loan Advances, 1.875% above the Overnight Rate, and (iii) in the case of Second Mortgage Loan Advances, 2.5% above the Overnight Rate.

         Overnight Rate means, for any day, a per annum rate of interest determined by Agent, in its sole discretion, to be the prevailing overnight federal funds rate on such date. Changes in the overnight federal funds rate during any day after Agent has determined the prevailing overnight federal funds rate for that day shall not change the interest rate for that day.

         PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         Percentage Share means, for each Lender, a percentage equal to the Lender's Allocation Amount divided by the Maximum Loan Amount (currently 36.36% for Comerica, 27.27% for Norwest, 22.73% for RFC and 13.64% for CBNA).

         Person means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization or any governmental entity or body.

         Plan means any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of Borrower or any ERISA Affiliate (and any such plan no longer maintained by Borrower or any of its ERISA Affiliates to which Borrower or any of its ERISA Affiliates has made or was required to make any contributions during the five (5) years preceding the date on which such plan ceased to be maintained.


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         Pre-warehouse Loan means a loan which (i) would be an Eligible Mortgage
Loan or a Second Mortgage Loan, except that the Required Documents have not been delivered to Agent, and (ii) has not been included in the Borrowing Base for more than five (5) business days.

         Pre-warehouse Required Documents means a Request for Pre-warehouse Advance and Security Agreement.

         Prime Rate means the per annum interest rate established by Agent as its prime rate, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         Prime-based Advance means an Advance which bears interest at the Prime-based Rate.

         Prime-based Rate means, for any day, a per annum interest rate which is equal to the Prime Rate.

         Prohibited Transaction means any transaction described in section 406 of ERISA that is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c)(1) of the Code that is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

         Reportable Event means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make a payment required by section 412(m) of the Code and section 302(e) of ERISA when due.

         Request for Advance means the form attached hereto as Exhibit D, or such other form as Agent may require from time to time, filled in and executed by Borrower to the satisfaction of Agent.

         Request for Pre-warehouse Advance and Security Agreement means the form attached hereto as Exhibit H, or such other form as Agent may require from time to time, filled in and executed by Borrower to the satisfaction of Agent.

         Required Documents means all of the following:

               (a) the original Mortgage Note endorsed by Borrower in blank (including all interim endorsements, if applicable);

               (b)  a copy of the Mortgage;

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               (c)  a title policy, title commitment or first lien letter insuring the Mortgage Loan to be a first lien on the property;

               (d) an original executed assignment in recordable form of the Mortgage to Agent on behalf of the Lenders;

               (e)  copies of all interim assignments of the Mortgage; and

               (f)  any other loan documents required by Lenders.

         Restricted Account means a DDA Account to be maintained with Agent on Borrower's behalf, as to which Borrower shall not have the ability to write drafts or withdraw funds, except for Drafts to title companies.

         Second Mortgage Loan means a Mortgage Loan which would be an Eligible Mortgage Loan except for noncompliance with the requirements of paragraph (j) of the definition of Eligible Mortgage Loan, and with respect to which each of the following statements shall be accurate and complete (and Borrower by including such Mortgage Loan in any computation of the Borrowing Base shall be deemed to so represent and warrant to the Agent and the Lenders as of the date of such computation):

               (a) The property covered by said Mortgage Loan is free and clear of all liens except (i) a first mortgage loan, (ii) Borrower's second mortgage loan, (iii) liens for real estate taxes, special assessments and the like which are not delinquent, and (iv) liens which are subordinate to the lien of the Mortgage Loan.

               (b) The principal amount of the Mortgage Loan does not exceed One Hundred Thousand Dollars ($100,000).

               (c) The Mortgage Loan has not been included in the Borrowing Base for more than sixty (60) days.

               (d) The Mortgage Loan has a loan to value ratio which does not exceed .90 to 1.0, except in the case of a High LTV Second Mortgage Loan, which shall have a loan to value ratio which does not exceed 1.25 to 1.0.

         Second Mortgage Loan Advance means an Advance against the Borrowing Base value of Second Mortgage Loans.

         Securities Margin means a fraction, the numerator of which shall be total dollar amount borrowed from any Persons in connection with any and all investments or securities (excluding Mortgage Loans), which has not been paid and discharged in full, and the denominator of which shall be the market value of Borrower's entire portfolio of investments and securities (excluding Mortgage Loans).

         Security Agreement means that certain Amended and Restated Security Agreement (Negotiable Collateral) by and between Borrower and Agent, for and on behalf of Lenders, dated as at the date hereof.

         Servicing Portfolio means, as of any date, the portfolio of Mortgage Loans with respect to which the Borrower has direct servicing rights.

         Stockholder's Equity means the following, as set forth in Borrower's balance sheet prepared in accordance with GAAP: (a) the par or stated value of all outstanding capital stock; plus (b) capital surplus; plus (c) retained earnings; less (d) declared dividends not yet paid.

         Subsidiary means a corporation of which 50% or more of the outstanding voting stock (except for directors' qualifying shares, if and to the extent required by law) is owned, at the time of determination, directly or indirectly, by Borrower.

         Super Jumbo Loan means a Mortgage Loan which would be a Jumbo Loan except that the amount thereof exceeds $750,000, but is less than $1,000,000.

         Take-Out Commitment means (i) an existing written commitment to Borrower in form and substance satisfactory to Lenders from an Investor satisfactory to Lenders, under the terms of which the such Investor agrees to purchase Mortgage Notes or a specific Mortgage Note, (ii) a certified commitment representation, or (iii) a trade confirmation by an Investor committing to purchase a participation certificate or mortgage backed security, each of which must identify the Investor and the Committed Purchase Price.

         Tangible Effective Net Worth means, at any time, Stockholders' Equity determined in accordance with GAAP, less the sum of:

               (a) Any surplus resulting from any write-up of assets, except any such surplus which constitutes Stockholders' Equity in accordance with GAAP;

               (b) Goodwill including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

               (c)  Patents, trademarks, trade names and copyrights;

               (d) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

               (e) Loans and advances to stockholders, directors, officers, employees or affiliated companies;

               (f)  Deferred expenses;

               (g) Assets, the marketability, and/or liquidity value of which are not readily ascertainable, in Lenders' sole discretion;

               (h) Investments or securities in any corporation not listed on the New York Stock Exchange, NASDAQ National Market or American Stock Exchange;

               (i) Investments or securities in any limited liability company, partnership, limited partnership, joint venture or other business venture or legal entity;

               (j)  Investments or securities in any options or derivatives;

               (k) Investments or securities in any corporation to the extent to which the cost basis of Borrower's securities exceeds twenty-five percent (25%) of the Tangible Effective Net Worth of Borrower as calculated without the inclusion of such investments or securities; and

               (l) Investments or securities in any corporation in which Borrower owns in excess of a four percent (4%) ownership interest.

         Title I Second Mortgage Loans means a Second Mortgage Loan which qualifies under the Housing and Urban Development Title I Program.

         Trust Receipt means a receipt in the form of Exhibit I attached hereto.

         Uncommitted Mortgage Loan means an Eligible Mortgage Loan as to which a Take-Out Commitment does not exist.

         Uncommitted Mortgage Loan Advance means an Advance against the Borrowing Base value of Uncommitted Mortgage Loans.

         Uncommitted Pre-warehouse Loan means a Pre-warehouse Loan as to which a Take-Out Commitment does not exist.

         Unfunded Draft means a Draft which has not been honored by Agent.

         VA means the Veterans Administration and any successor thereto or to the functions thereof.

         VA Mortgage Loans means Mortgage Loans within acceptable limits to and guaranteed by the VA, and evidenced by instruments and documents which comply, and arising from a transaction which complies, in all respects, with the requirements of the VA.

         Working Capital means, as of any applicable date of determination, Current Assets less Current Liabilities.

2.       THE LOAN.

         2.01 The Loan. Subject to the terms and conditions of this Agreement, Lenders each agree that they shall make Advances to Borrower (severally and not jointly) in the aggregate at any date outstanding such that the total Advances for any Lender then outstanding (taking into account any current request for advance), shall not exceed the lesser of

               (a)  Each Lender's Allocation Amount; or

               (b) Each Lender's Percentage Share of (i) the Borrowing Base at such date, less (ii) the aggregate Advances then outstanding.

         2.02 Request for Advance. Borrower shall deliver to Agent a Request for Advance no later than 10:30 a.m. on the proposed funding date.

         2.03  Advances.

               (a) Subject to all of the terms and conditions of this Agreement, including but not limited to Sections 2.01 and 2.02, above, Agent will make requested Advances on the same business day that a Request for Advance is submitted. Immediately upon

                    (i)  the occurrence of an Event of Default,

                   (ii) a Request for Advance which if made would result in Agent exceeding its Allocation Amount,

                  (iii) each Friday based upon the Loan outstanding as of the prior Business Day, or

                   (iv) Agent's demand, Lenders shall deliver to Agent by wire transfer immediately available funds in an amount sufficient to restore each Lender's loan balance to their respective Percentage Share of the Loan.

               (b) If a Draft is presented to Agent for closing a Mortgage Warehouse Loan, Agent shall be obligated to honor such Draft only if,
         (i) Borrower instructs

         Agent to pay the Draft, and (ii) by 2:30 p.m., Detroit, Michigan time, Agent shall have received the Required Documents or the Pre-warehouse Required Documents for the Mortgage Loan to which such Draft relates.

         2.04     Borrowing Base Conformity.

                  (a) In support of its obligation to repay the Loan hereunder, Borrower shall cause to be maintained with the Agent a Borrowing Base such that (i) the Borrowing Base is not less than, at any date, the sum of the aggregate outstanding principal amount of the Loan and (ii) the Borrowing Base for Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans, Second Mortgage Loan Advances and Aged Mortgage Loan Advances are each not less than, at any date, the sum of the aggregate outstanding principal amounts of Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans and Second Mortgage Loan Advances respectively.

                  (b) Borrower shall prepay the Loan to the Agent on behalf of the Lenders, on any day (i) in the amount by which the aggregate outstanding principal amount of the Loan exceeds the Borrowing Base, or (ii) in the amount by which the aggregate outstanding principal amount of Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans and Second Mortgage Loan Advances, Aged Mortgage Loan Advances exceeds the Borrowing Base for Committed Mortgage Loan Advances, Uncommitted Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances, Pre-Warehouse Loans, Second Mortgage Loan Advances and Aged Mortgage Loan Advances respectively.

                  (c) Provided Borrower is not then in default hereunder, in lieu of prepaying the Loan as required above, Borrower may deliver to the Agent on such date additional Eligible Mortgage Loans such that the Borrowing Base, after giving effect to the inclusion of such Eligible Mortgage Loans in the Borrowing Base, shall be in compliance with the requirements of (a) and
                  (b) above.

         2.05 Payments. All payments made on account of the Loan shall be made without setoff or counterclaim in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever and must be received by the Agent by 3:00 p.m. on the day of payment, it being expressly agreed and understood that if a payment is received after 3:00 p.m. by the Agent, such payment will be considered to have been made on the next succeeding business day and interest thereon shall be payable at the then applicable rate until such date. The proceeds from the sale of Mortgage Loans securing the Loan shall be paid directly to the Restricted Account and applied against the Loan by Agent on a daily basis.

         2.06 Allocation of Payments Received. All amounts received by the Agent on account of the Loan shall be disbursed by the Agent to the Lenders in accordance with their Percentage Shares, provided, however, that if advances by Comerica under section 2.03, above, result in Comerica having advanced more than its Percentage Share of the Loan ("Excess Advances"), payments first shall be disbursed to Comerica to the extent of Excess Advances and interest thereon.

         2.07     [Reserved]

         2.08 The Notes. The Loan, which shall be in the form of a revolving credit, shall be evidenced by Borrower's demand promissory note to each Lender in the amount of each Lender's Allocation Amount (hereinafter called the "Notes"), in form and content satisfactory to Lenders. All terms of the Notes are incorporated herein. The Notes shall be dated the date of this Agreement, shall bear interest payable at the rate and in the manner provided for in
Section 2.10 hereof, and shall evidence advances of the Loan. Borrower agrees that the date and amount of each advance of the Loan shall be as set forth in the books and records of Agent relating to such matters which shall be presumed accurate but subject to verification and correction by Borrower within 30 days of Borrower's receipt of a statement.

         2.09 Use of Proceeds. The proceeds of the Loan shall be used by Borrower solely to finance its making of Mortgage Warehousing Loans pending sale thereof to Investors. Use of Loan proceeds for any other purpose, including but not limited to, the repurchase of loans purchased by an Investor and subsequently returned to Borrower, shall be an Event of Default under this Agreement.

         2.10 Rate of Interest. Borrower shall pay to Agent for the benefit of the Lenders interest on the daily outstanding principal balance of the Loan at a per annum rate equal to the following:

              (a) For Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances and Second Mortgage Loan Advances, the Overnight-based Rate.

              (b)  For Aged Mortgage Loan Advances, the Prime-based Rate.

         Agent shall determine the daily Borrowing Base value for Conforming Mortgage Loan Advances, Non-Conforming Mortgage Loan Advances Second Mortgage Loan Advances and Aged Mortgage Loan Advances to calculate the interest owed using Agent's records, which records shall be conclusive evidence thereof, absent manifest error.

         After demand or an Event of Default, and during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to three percent (3%) above the otherwise applicable rate of interest. A late payment charge of five percent (5%) of each late payment may be charged on any payment not received by Agent within ten (10) calendar days after payment is due. Interest shall continue to accrue on the unpaid principal balance even if all sums due hereunder are accelerated and reduced to judgment.

         2.11 Balance Credit. Comerica (but no other Lender) may in its sole discretion, but shall not be obligated to, grant to Borrower a reduced interest rate (which shall not be less than 5% per year) on a portion of Comerica's Advances to Borrower in consideration of Borrower maintaining deposit accounts with Comerica.

         2.12 Automatic Charges to Borrower's Account. Interest shall be due and payable on the first day of each month at which date Agent may at its option direct charge Borrowers's DDA Account for (a) interest calculated as aforesaid on the daily outstanding principal balances for the preceding month; and, (b) Agent's fee in the amount agreed upon between Borrower and Agent.

         2.13 Banker's year. All interest and fee calculations shall be based on a 360 day year for the actual days elapsed.

3.       COLLATERAL.

         3.01 The Indebtedness and Borrower's obligations hereunder and under the other Loan Documents shall be secured and supported by the following, all of which shall be in form and substance satisfactory to Lenders:

              3.01.01 Security Agreements and financing statements in favor of the Agent for the benefit of the Lenders creating (subject in the case of Mortgage Loans to delivery of the Notes to Agent following the 21 day period of automatic perfection) a first priority lien on the following:

              1. All Mortgage Loans, now owned or hereafter acquired or originated by Borrower, including, without limitation, the promissory notes or other instruments or agreements evidencing the indebtedness of obligors thereon, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, all rights in the properties securing payment of the indebtedness of the obligors thereon, all rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, fire and extended coverage insurance policies (including the right to any return premiums) and FHA insurance and VA guaranties, and all rights in cash deposits consisting of impounds, insurance premiums or other funds held on account thereof;

                  2. All rights of Borrower (but not its obligations) under all Take-Out Commitments, now existing or hereafter arising, covering any part of the Collateral, all rights to deliver Mortgage Loans to Investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral pursuant thereto;

                  3. All now existing and hereafter arising accounts, chattel paper, contracts rights and general intangibles constituting or arising in connection with any of the Collateral;

                  4. All now existing and hereafter acquired files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of the Debtor relating to the Collateral;

                  5. All insurance policies and guarantees relating to any of the Collateral;

                  6. All amounts in the DDA Account and Restricted Account and in Debtor's operating accounts with Agent and Lenders;

                  7. Debtor's Property in Possession of Agent or Lenders;

                  8. All property substituted for any of the Collateral or for any part thereof; and

                  9. All proceeds of all of the aforementioned.

         3.02 Lenders release Daniel B. Gilbert and Gary L. Gilbert from their obligations to each Lender under the Guaranies executed and delivered by Daniel
B. Gilbert and Gary L. Gilbert to each Lender dated August 23, 1994.

4.       CONDITIONS OF LENDING.

         4.01 Documentation Required Prior to First Advance Only. Delivery by Borrower of each of the following to Agent shall be conditions precedent to the making of the first Advance:

              4.01.01 A duly executed copy of this Agreement, the Security Agreement and the Notes.

              4.01.02 Duly executed copies of all financing statements and other documents, instruments and agreements, properly executed, deemed necessary or appropriate by the Agent, in its reasonable discretion, to obtain for the Agent on behalf of the Lenders a perfected, first priority security interest in and lien upon the Collateral.

              4.01.03 Such credit applications, financial statements, authorizations and such information concerning the (financial and otherwise) condition of Borrower as any Lender may reasonably request.

              4.01.04 Certified copies of a resolution of the Board of Directors of Borrower approving the execution and delivery of the Loan Documents to which such person is a party, the performance of the obligations thereunder and the consummation of the transactions contemplated thereby.

              4.01.05 A duly completed Borrowing Base Certificate dated as of the date of the first Advance hereunder.

              4.01.06 An opinion of counsel for Borrower (in a form and content satisfactory to Lenders) as to all the matters referenced in Section 5 hereof, excepting only 5.02 and 5.04.

              4.01.07 (i) A true, complete and correct copy of Borrower's Articles of Incorporation and all amendments thereto; (ii) a true, complete and correct copy of Borrower's By-Laws and all amendments thereto; (iii) a Certification by Borrower's Secretary as to the incumbency and specimen signatures of each party executing this Agreement and any endorsements or assignments to be executed in the performance of this Agreement; (iv) a certificate issued by the Secretary of the State of Borrower's state of incorporation as to the good standing and continued existence of Borrower; (v) certificates of the appropriate officials of each state in which Borrower conducts business as to the qualification of the Borrower to transact business and its good standing and as a foreign corporation in said jurisdiction.

              4.01.08 Evidence of Borrower's receipt of FNMA seller approval certification.

         4.02 Delivery of Documents to Investor. For each Mortgage Loan which is the subject of an Advance, Borrower shall deliver directly to the Investor within the time frame permitted by the applicable Take Out Commitment all documents required by the Investor. Agent shall deliver Mortgage Notes to Investors under a Bailee Letter.

         4.03 Continuing Warranties. At the time any Advance is requested by Borrower, and as a precondition to the making of any advance hereunder, no default by Borrower shall have occurred and be continuing, and no event shall have occurred which, with the lapse of time or notice or both, shall constitute such default; and Borrower shall have paid all fees and charges payable by Borrower hereunder.

         4.04 Other Requested Documents. Borrower shall deliver directly to Agent any documents pertaining to each Mortgage Loan which Agent reasonably specifically requests.

         4.05 Trade Confirmations. Each request for delivery of a Mortgage Warehousing Loan to an Investor, in which it is contemplated that a participation certificate (PC) or mortgage backed security (MBS) will be issued in lieu of cash, shall be accompanied by a trade confirmation committing to purchase the PC/MBS identifying the purchaser (which must be acceptable to Lenders) and the purchase price.

         4.06 Financing Statements. Borrower will execute one or more financing statements covering the Collateral pursuant to the Uniform Commercial Code, in form satisfactory to Lenders, and will pay the cost of filing the same in all public offices.

         4.07 Limited Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints Agent its attorney-in-fact with full power of substitution for and on behalf and in the name of Borrower (which Agent is under no obligation to use) if an Event of Default has occurred hereunder to endorse any checks, instruments or other papers in Agent's possession representing payments on assigned Mortgage Notes and Mortgages or TakeOut Commitments to purchase Mortgage Notes and Mortgages; to complete, execute, deliver and record any assignment or other document, including financing statements covering the Collateral; to endorse any Mortgage Note in the name of Borrower and do every other act or thing necessary or desirable to effect transfer of a Mortgage Note, Mortgage or any related Collateral and/or to protect the interest of Lenders in the Collateral; to take all necessary and appropriate action in Borrower's name with respect to any Advances hereunder and servicing of Mortgage Notes and Mortgages or sale of Collateral under any Commitment; to take any and all action which Agent deems appropriate to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Commitment, insurance or guarantee, assigned Mortgage Note, Mortgage or other Collateral; and to sign Borrower's name whenever and wherever appropriate to the performance of this Agreement, including, but not limited to, whether or not Borrower is in default, execution in Borrower's name of any document necessary to perfect or protect Lender's security interest granted hereunder. This appointment shall be deemed coupled with an interest but shall only extend to dealings with regard to the Collateral.

         4.08 Perfecting Lenders' Lien. Borrower hereby agrees, upon Agent's request, to sign any additional documents which the Agent, any Lender, or any of their counsel, deems necessary to evidence or perfect the lien on any Collateral, or which may be required by GNMA, FNMA, FHLMC or other investor in order to secure the investor's acknowledgment and recognition of the lien on the Collateral.

5.       CONTINUING REPRESENTATIONS AND WARRANTIES.

         In order to induce Lenders to enter into this Agreement and to make the Loan, Borrower warrants and represents that as of the date hereof and, at the time of the making of each Advance hereunder, that:

         5.01 Borrower's Organization. Borrower is a corporation duly organized and existing and in good standing under the laws of the place of its incorporation, and Borrower is qualified as a foreign corporation and in good standing in every other jurisdiction where its business or operations requires such qualification. The execution, delivery and performance of this Agreement, the Notes and other documents required of Borrower have been duly authorized by all requisite action and will not violate the charter or by-laws of Borrower or any applicable statutes or regulations or any agreements or judgements to which Borrower is a party. This Agreement and the Notes are valid and binding obligations of Borrower, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws or equitable principles affecting generally the enforcement of creditors, rights, and the consent or approval of governmental authorities or of third parties is not required for the validity of Borrower's obligations hereunder or thereunder or, if required, has been obtained; nor does this Agreement or the Notes violate any applicable Federal, state or local law, rule or regulation relating to usury.

         5.02 Financial Statements. All financial statements and financial information heretofore delivered to Agent or any Lender are true and correct in all material respects as of the date made. As of the date of this Agreement and as of the date of any borrowing hereunder, there has not been, nor does Borrower anticipate the occurrence of, any material change of an adverse nature sufficient to impair Borrower's ability to repay the Loan or to continue to conduct its business as it is being conducted on the date hereof. Borrower has no material contingent liabilities or unusual forward or long-term commitments which are not disclosed by or reserved against in said financial statements furnished to Lenders or have not been disclosed to Lenders in writing. At the date of this Agreement and at the date of each Advance requested by Borrower hereunder, Borrower warrants and reaffirms there are no material unrealized or anticipated losses from any commitments of the Borrower except as previously disclosed in writing to Lenders.

         5.03 Authority. All requisite action for the authorization, execution and delivery by Borrower of this Agreement and the Notes, and for the assigning and endorsing by Borrower of the Collateral as provided for hereunder, has been duly taken and has not been rescinded.

         5.04 Title to Collateral. Borrower is or will be the legal and beneficial owner (subject only to potential claims of an Investor arising solely out of a Take-Out Commitment) of the Mortgage Loans and the Collateral at the time pledged, free and clear of all adverse security interests, liens and encumbrances, and has the right to assign the same to Agent for the benefit of the Lenders as contemplated by the Agreement.

         5.05 Compliance with Laws of Applicable Jurisdiction. Borrower is fully familiar with the requirements of the laws of the applicable jurisdiction(s) from which all Mortgage Loans assigned as Collateral hereunder originate and all Mortgage Loans assigned as Collateral hereunder have been made in strict compliance with the provisions of any act, law or regulation which governs lending practices enacted by the applicable jurisdiction.

         5.06 Borrower's Locations. The address of Borrower set forth above in this Agreement is its chief executive office; and the addresses indicated on Exhibit A, if any, attached hereto are all of the Borrower's offices or locations;

         5.07 No Subsidiaries. Borrower has no Subsidiaries other than those designated and described in writing to Agent on or prior to the date hereof.

         5.08 No Default. Borrower has no knowledge of any default under any material term or provision of any agreement to which it is a party or by which it is bound or to which any of its property is subject, which default would have a material adverse effect on Borrower's creditworthiness.

         5.09 Outstanding Judicial Proceedings. Except as disclosed on Exhibit F hereto, there are no outstanding criminal proceedings pending or threatened, or judgements, actions or proceedings pending or threatened before any court or governmental authority, bureau or agency, with respect to or affecting the Borrower wherein damages alleged or owed exceed $50,000.00, nor are there any such actions or proceedings in which Borrower is a plaintiff or complainant (excepting routine foreclosures) wherein damages alleged exceed the sum of $50,000.00.

         5.10 Accuracy of Submitted Information; No Material Omissions. No financial statements, nor any certificate, opinion or any other statement made or furnished to Agent or any Lender by or on behalf of the Borrower in connection with this Agreement or the transaction contemplated herein, contains any untrue statement of a material fact, or omits a material fact necessary in order to make the statements contained therein or herein not misleading.

         5.11 Loan Not Usurious. The Loan as contemplated herein is not usurious.

         5.12     [Reserved].

         5.13 Title to Assets. Borrower has good and marketable title to all property and assets reflected in the financial statements referred to in Section
5.02 hereof, except property and assets sold or otherwise disposed of in the ordinary course of business subsequent to the respective dates thereof and property subject to a capital lease made in the ordinary course of business. Borrower does not have outstanding liens on any of its property or assets, and is not a party to any security agreements or title retention agreements whether in the form of leases or otherwise, of any personal property, except as permitted under Section 7.02 hereof.

         5.14 Taxes. Borrower and each of its Subsidiaries, if any, have filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on such returns, or on any assessments made against them or any of their property, other than taxes and assessments that are being contested in good faith by appropriate proceedings and as to which the Borrower or such Subsidiary has established adequate reserves in conformance with GAAP.

         5.15 Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.16 ERISA.

              (a) No Prohibited Transactions, Accumulated Funding Deficiencies, withdrawals from Multiemployer Plans, or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject Borrower to any material tax, penalty or other liability where such tax, penalty, or liability is not covered in full, for the benefit of Borrower or such Subsidiary, by insurance;

              (b) no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated under Section 4041 of ERISA, nor has the PBGC instituted proceedings to terminate, or appointed a trustee to administer, a Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

              (c) the present value of all benefits liabilities (as defined in Section 4001(a) (16) of ERISA) under all Plans (based on the actuarial assumptions used to fund the Plans) does not exceed the assets of the Plans; and

              (d) the execution, delivery, and performance by Borrower of the Loan Documents and the borrowing of the Loans hereunder and the use of the proceeds thereof will not involve any Prohibited Transaction.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees:

         6.01 Loan Payments. To pay the Loan (as provided in the Notes and this Agreement) when due including but not limited to interest upon the Loan on the first day of each month.

         6.02 Casualty Insurance. To place, or cause to be placed, and maintained at all times, such fire and extended coverage insurance on all real estate forming the basis of the Collateral as may be required by the Investor or if there is no Investor, by the Lenders but in no event less than the Mortgage Loan amount, to the extent permitted by law.

         6.03 Other Insurance. To maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA and FHLMC requirements applicable to a qualified mortgage originating institution, even though Borrower may not be approved by that agency, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Agent, will obtain such additional insurance as the Agent shall reasonably require, all at the sole expense of the Borrower. Copies of such policies shall be furnished to the Agent without charge upon request of the Agent.

         6.04 Enforcement of Mortgage Notes. To enforce payment and collection, at Borrower's expense, of all Mortgage Notes assigned to Agent hereunder as Collateral.

         6.05 Costs of Collection. To pay the reasonable cost of collection (including attorneys' fees) of any of the Collateral, the enforcement of collection of which has been undertaken by Agent or any of the Lenders.

         6.06 Notation of Mortgage Assignments. To make appropriate notations on its books of all assignments to Agent hereunder, and to give such notice hereof as Agent may from time to time reasonably require.

         6.07 Execution of Additional Documents. To execute such additional instruments or assignments of the Collateral as Agent may from time to time reasonably require.

         6.08 Submission of Financial Statements and Reports. To deliver the following to the Lenders, in form satisfactory to the Lenders:

              6.08.01 Quarterly Financial Statements. Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year:
(a) an income statement of the Borrower for such quarterly period; (b) a balance sheet of the Borrower as of the end of such quarterly period; (c) a year-to-date Mortgage Loan closing report and (d) a servicing portfolio report; all in detail, subject to year end audit adjustments and prepared by Borrower, and certified true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or President.

              6.08.02 Year End Financial Statement. Within ninety (90) days after the close of each fiscal year: (a) a statement of stockholders' equity;
(b) an income statement of the Borrower for such fiscal year; (c) a cash flow statement for such fiscal period; and (d) a balance sheet of the Borrower as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and comments and the accountant's management letter on internal procedures and controls; the statements and balance sheet to be audited by an independent certified public accountant selected by the Borrower and acceptable to Lenders; and accompanied by such accountant's opinion letter satisfactory to Lenders.

              6.08.03 Quarterly Compliance Certificate. Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year, a Compliance Certificate showing Borrower's (a) Tangible Effective Net Worth, (b) Leverage Ratio and (c) Current Ratio, accompanied by calculations supporting the reported results. The calculations and results shall be certified as true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or President.

              6.08.04 [RESERVED].

              6.08.05 Brokerage Statements. Within forty-five (45) days after the close of the second quarterly accounting period in each fiscal year, provided that at such time the market value of the Borrower's marketable securities portfolio is greater than $750,000, brokerage statements from each and every broker of Borrower, certified by Borrower to be true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or president.

              6.08.06 Monthly Mark-to-Market Reports. Within seven (7) days after and as of the end of each calendar month, provided that at such time the market value of the Borrower's marketable securities portfolio is greater than $750,000, a mark-to-market report regarding the Borrower's marketable securities portfolio prepared by Borrower, and certified by Borrower to be true, correct and in compliance with the terms and conditions of the Loan Documents during any such period and on the date thereof, by Borrower's chief financial officer or president.

              6.08.07 Monthly Delinquency Reports. Within seven (7) days after and as of the end of each calendar month, a mortgage loan delinquency report in form satisfactory to Agent.

         6.9 Maintenance Books and Records. To maintain adequate books, accounts and records in accordance with GAAP with appropriate notations thereon of all assignments to Agent; and to permit Agent, any Lender or their representatives at any reasonable time to inspect or examine or audit the books, accounts and records of Borrower.

         6.10 Compliance with Administrative Requests. To comply with such reasonable administrative directions as Agent may give in order to provide proper servicing of the Advances hereunder.

         6.11 Submission of Pipe Line Report. To provide when requested by any Lender, a copy of the Borrower's pipeline report in form and substance satisfactory to Lenders.

         6.12 [Reserved].


         6.13 Notification of Borrower's Default. To advise Lenders in writing within three business days after the expiration of any applicable cure period, of any uncured material default known to Borrower in connection with any loan or line of credit whether from Lenders or not in excess of $50,000.

         6.14 Maintenance of Take-Out Commitments. To keep all Take-Out Commitments in full force and effect and subject to no lien, assignment or other interest (other than that to Agent for the benefit of the Lenders).

         6.15 Financial Covenants. To maintain at all times:

             (i) Tangible Effective Net Worth in the minimum amount of Seven Million Five Hundred Thousand Dollars ($7,500,000),

             (ii)  a Leverage Ratio not to exceed 12.0 to 1.0.

             (iii) a Current Ratio of not less than 1.5:1.0.

             (iv) Working Capital of not less than Three Million Dollars ($3,000,000).

             (v)   a Securities Margin not to exceed .35.

         6.16 Tax Returns. To furnish Lenders with copies of federal income tax returns previously filed by the Borrower, within ten (10) days of a Lender's written request.

         6.17 Payment of Taxes. To pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books provided, however that the Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

         6.18 New Locations and Subsidiaries. To furnish Lenders, when required to furnish the financial statements required by Section 6.08.01 hereof, the names and addresses of all new offices, locations, and subsidiaries.

         6.19 Changes to Authorizational Documents. To promptly furnish to each Lender copies of any changes to the documents required by Paragraph 4.01.07 hereof, which copies shall be certified to be true and correct by the applicable governmental agency responsible for recording such documents.

         6.20 Mortgage Banker's Financial Reporting Form. To provide Lenders within 60 days of the end of each quarterly accounting period, with a copy of the quarterly Mortgage Banker's Financial Reporting Form (either FNMA Form 1002 or FHLMC Form 1055, as applicable).

         6.21 Additional Reports. To promptly furnish Agent and each Lender with such reports and information as any of them deems reasonably necessary from time to time.

         6.22 Demand Deposit Account. To maintain operating accounts, the Restricted Account and the DDA Account with Agent.

         6.23 FNMA, FHLMC and HUD Audits. To provide to Lenders within thirty
(30) days of receipt copies of all FNMA, FHLMC and HUD audit reports.

         6.24 Compliance With Laws. To comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject.

         6.25 Notice of Litigation. To give immediate notice to the Lenders of:
(1) any litigation in which it is a party if an adverse decision therein would require it to pay over more than $50,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or any administrative proceeding involving it that might materially and adversely affect its operations, financial conditions, property or business.

         6.26 Payment of Obligations When Due. To pay when due (or within applicable grace periods) all indebtedness due third persons, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower.

         6.27 [Reserved.]

         6.28 Operational Reviews. To, from time to time upon request, permit access to its premises, records and employees (including internal staff accountants) by Agent, Lenders or their representatives, for the purpose of conducting a review of Borrower's general mortgage business methods, policies, and procedures, auditing loan files, and reviewing financial and operational aspects of Borrower's business.

         6.29 Third Party Originations. To, on a quarterly basis, provide Lenders with a then current list of all third party loan originators. Lenders reserve the right to advise Borrower, from time to time in its sole discretion, that they elect not to include any Mortgage Loans originated by any or all third party originator(s) in the Borrowing Base.

         6.30 Exchange of Information. That so long as any sums due Lenders shall remain outstanding, Agent, Lenders or their successors may exchange credit and/or collateral information relating to Borrower, with any of Borrower's other creditors.

         6.31 [Reserved.]

         6.32 Preservation of Corporate Existence. To preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business operation or ownership of its properties.

         6.33 Subordinate Debt. To subordinate to Borrower's Indebtedness to Agent and Lenders hereunder, any and all debts to shareholders, officers, employees or affiliates of Borrower.

         6.34 Maintenance of Approvals, Filings and Registrations. At all times maintain in effect, renew and comply with, and cause each of its Subsidiaries, if any, to effect, renew and comply with all the terms and conditions of all consents, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for the execution, delivery and performance of this Agreement, the Security Agreement and the Notes and to make this Agreement and such other documents legal, valid, binding and enforceable.

7.       NEGATIVE COVENANTS.

         Without the prior written consent of Agent, Borrower will not:

         7.01 No Compromise of Collateral. Make any compromise, adjustment or settlement in respect of any of the Collateral or accept anything other than cash in payment or liquidation of the Collateral.

         7.02 No Other Liens. Permit any lien or financing statement covering all or any part of the Collateral to be on file or recorded in any public office, or pledge, grant or permit to exist a security interest or lien upon any of its assets of any kind, real or personal, tangible, intangible, now owned or hereafter acquired, except:

         (a)  liens created in favor of Agent on behalf of Lenders hereunder;

         (b) liens or charges for current taxes, assessments or other governmental charges that are not delinquent or that remain payable without penalty;

         (c)  purchase money liens on specific equipment;

         (d)  liens shown on Exhibit C attached;

         (e) liens on its investments and securities which are not Collateral and which have been margined by Borrower for working capital purposes, provided that Borrower complies with Section 6.15(v) of this Agreement; and

         (f) liens on any of its assets other than the Collateral where such liens secure indebtedness in the aggregate of not more than $75,000.

         7.03 No Change in Borrower's Name or Organizational Status. Change its name or liquidate, dissolve, consolidate or merge, reorganize, recapitalize or reclassify its capital stock, nor permit any subsidiary to do so, nor acquire, or permit any subsidiary to acquire, substantially all the assets of another entity.

         7.04 No Sale of Assets or Capital Stock. Sell, transfer, lease or otherwise dispose of or cancel all or (except in the ordinary course of business) any material part of its assets or capital stock.

         7.05 Improper Use of Proceeds. Use the proceeds of the Loan, or permit them to be used, for any purpose other than as permitted by Section 2.09 hereof.

         7.06 No Additional Loans. Incur, create, assume or permit to exist any mortgage warehousing loans, working capital loans or gestation loans except (a) to Lenders under the terms of this Agreement, (b) liens on its investments and securities which have been margined by Borrower for working capital purposes, provided that the Borrower complies with Section 6.15(v) of this Agreement, (c) gestation-type or sale-purchase loan facilities for the purpose of temporarily bulking/accumulating Non-Conforming Mortgage Loans previously funded by the Lenders under the terms of this Agreement, and (d) loans secured by liens permitted under Section 7.02 hereof.

         7.07 No Misleading Information. Furnish to Agent or any Lender any certificate or document that contains any untrue statement of material fact or omits a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.08 No Guarantees. Become liable directly or indirectly, as guarantor, surety, endorser or otherwise for any obligation of any other entity or person in excess of $20,000.

         7.09 No Change in Management, Ownership or Control. Change in any material respect its executive management, ownership or control of its business operations.

         7.10 [Reserved].

         7.11 Regulation U. Use the proceeds of any Advance, directly or indirectly, for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal

Reserve System of the United States or any successor thereto, as in effect from time to time.

         7.12 No Pledge of Servicing. Pledge, assign or grant a security interest or lien on all or any part of Borrower's Servicing Portfolio to anyone other than Agent for and on behalf of Lenders.

         7.13 No Prepayment of Subordinated Debt. Prepay any debt subordinated to Borrower's indebtedness to Agent and Lenders under the Loan Documents.

         7.14 Transactions with Affiliates. Directly or indirectly enter into, or permit any of its Subsidiaries directly or indirectly to enter into, any transaction (including the purchase, sale, lease, or exchange of any property, the making or borrowing of any loan or the rendering of any service) with any Affiliate on terms that are less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates.

         7.15 No Loss of Agency Approvals and Licenses. Take any of the following actions:

         (a) Terminate or withdraw from any Plan, so as to result in any material liability to the PBGC;

         (b) Engage in or permit any person to engage in any Prohibited Transaction involving any Plan that would subject Borrower or any of its subsidiaries to any material tax, penalty, or other liability;

         (c) Incur or suffer to exist any material Accumulated Funding Deficiency involving any Plan;

         (d) Amend any Plan, so as to require the posting of security under section 401(a)(29) of the Code; or

         (e) Fail to make payments required under section 412(m) of the Code and section 302(e) of ERISA that would subject Borrower or any of its Subsidiaries to any material tax, penalty or other liability.

         7.16 Repurchase of Mortgage Loans. Fail to repurchase a Mortgage Loan when requested by the Investor or otherwise required to do so pursuant to any agreement between Borrower and the Investor, except, in the case of a repurchase requested by an Investor, for so long as Borrower shall in good faith contest its obligation to comply with such request under the terms of the agreement with the Investor.

8.       AGENT.

         8.01 Appointment of Agent. Lenders irrevocably appoint and authorize the Agent to act on behalf of Lenders under this Agreement and the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower. With respect to Mortgage Notes for Mortgage Loans in Agents possession from time to time, Agent shall be deemed to hold them as bailee for the Lenders for the purpose of perfection under the Uniform Commercial Code, provided, however, that Agent shall have only those duties and responsibilities expressly stated in this Agreement and shall retain all rights, protections and indemnities provided herein. Each Lender agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default under this Agreement or in enforcing the obligations of Borrower under this Agreement or the Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Borrower, pro rata according to such Lender's Percentage Share. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity furnished to Agent shall become impaired, they may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         8.02 Deposit Account with Agent. Borrower hereby authorizes Agent, in Agent's sole discretion, to charge its general deposit account(s) if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Notes.

         8.03 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders or in the absence of their own gross negligence or wilful misconduct, nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Borrower of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder. Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Agent agrees to review the eligibility of Mortgage Loan collateral consistent with Agent's practices for loans made for its sole account, but will not be liable to the Borrower or any Lender for any loss, costs, liability, or expense which arises from or is the consequence of any act or omission made by Agent in connection with such review.

         8.04 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Borrower and Lenders. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, all Lenders shall, by written instrument, appoint successor agent(s) (satisfactory to such Lenders) which shall have an office in the Detroit metropolitan area, and which shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Lenders agree that any Lender may withhold approval of a proposed successor agent on the basis that the proposed successor agent is not a participant or assignee holding a material portion of the Loan. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the provisions of this Section 8 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         8.05 Loans by Agent. Comerica, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent. Comerica and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

         8.06 Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender and based on the financial statements of Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         8.07 Agent's Fees. Borrower shall pay to Agent a monthly Agent fee for Agent's services hereunder, pursuant to a separate agreement between Borrower and Agent.

         8.08 Authority of Agent to Enforce Notes and This Agreement. Each Lender, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to Borrower or its creditors or affecting its properties, and to take such other actions which Agent consider to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Loan Documents.

         8.09 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by Borrower, but without limiting any obligation of Borrower to make such reimbursement) ratably according to their respective percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any of the Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement or any of the Loan Documents, provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Percentage Share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by Borrower, but without limiting the obligation of Borrower to make such reimbursement. Each Lender agrees to reimburse the Agent promptly upon demand for its Percentage Share of any amounts owing to the Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity if furnished.

         8.10 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in writing specifying such Event of Default and stating that such notice is a "notice of default" by a Lender or by Borrower. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Event of Default. If any Lender acquires actual knowledge of an Event of Default, such Lender shall promptly notify the other Lenders and Agent.

         8.11 Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or all Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Lenders have been given reasonable advance notice, or
(ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

         8.12 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Lenders shall direct, provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         8.13 Agent shall provide to Lenders a monthly Borrowing Base Report.

9.       DEFAULT.

         9.01 Events of Default. Borrower shall be in default under this Agreement upon the happening of any of the following events or conditions (each an "Event of Default"):

                  9.01.01 Default in the payment of any of the Notes or payment or performance of any other obligation, covenant or liability of Borrower contained or referred to herein, or in any other obligation owed by Borrower to Lenders or Agent;

                  9.01.02 Any warranty, representation or statement furnished to Lenders by or on behalf of Borrower in connection with this Agreement proves to have been false in any material respect when made or furnished;

                  9.01.03 Loss, theft, substantial damage, destruction, abandonment, sale (except as permitted by this Agreement) or encumbrances to or of the Collateral or any substantial part thereof, or the making of any levy, seizure or attachment thereof, or thereon;

                  9.01.04 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for benefit of creditors by, or the commencement of any case or proceeding under any bankruptcy or insolvency law by or against Borrower unless said proceeding, if commenced against Borrower, is dismissed within 30 days from the date it is filed;

                  9.01.05 Occurrence of any material adverse change in the financial or operating condition of Borrower;

                  9.01.06 If presently held or later obtained, subsequent loss for cause of FNMA and/or FHLMC certification;

                  9.01.07 Failure of Borrower or any shareholder or director of Borrower to observe the terms of or perform any agreement with Lenders;

                  9.01.08 Borrower's default under the terms and conditions of any loan or credit agreement with any third party for over $50,000; or

                  9.01.09 If any one of the following shall occur: (a) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (b) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (c) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (d) any other event or condition shall exist that might, in the opinion of the Majority, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) Borrower or any ERISA Affiliate shall withdraw from a Multiemployer Plan under circumstances that the Majority Lenders determine could have a material adverse effect on the financial condition of Borrower; and in case of the occurrence of any event or condition described in clauses (a) through (e) above, such event or condition together with all other such events or conditions, if any, could subject Borrower to any tax, penalty, or other liabilities in the aggregate business, operations, property, or financial or other condition of Borrower and its Subsidiaries, taken as a whole.

         9.02 Remedies Upon Default. Upon the occurrence and during the continuation of an Event of Default, at the direction of the Majority Lenders,
(i) Lenders may refuse to make additional advances, and (ii) Agent may terminate this Agreement, declare all sums now or hereafter owed by Borrower to Lenders to be immediately due and payable, charge Borrower's DDA Account and Restricted Account for any or all sums due and owing to Lenders, and exercise all rights and remedies upon default, in foreclosure and otherwise, of a secured party under the Uniform Commercial Code and other applicable law, in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrower to the extent allowed by applicable law, including, at its option and in its sole discretion, until all sums now or hereafter owed Agent or to Lenders are paid in full, the right or rights to:

                  9.02.01 Communicate with and notify the mortgagors under the Mortgage Loans comprising the Collateral of Borrower's assignments hereunder, and note any such assignment on Borrowers records;

                  9.02.02 Take over the exclusive right to collect the Collateral at the sole expense of the Borrower, without any obligation to preserve rights against third parties. For any acts done or not done incident to such collection or liquidation, Agent shall not be liable in any manner. Agent shall have the right to settle, compromise, or adjust Collateral and the claims or right of Borrower thereunder and accept return of the real estate involved, and in turn sell and dispose of all said real estate without notice to or approval of Borrower, Agent may employ agents and attorneys to collect or liquidate any Collateral, and Agent shall not be liable for such Collateral or defaults of any such agents and attorneys;

                  9.02.03 To effect collection of the Loan, take possession of and open any mail addressed to Borrower whether on Borrower's premises or elsewhere and to remove, collect, and apply all payments therein contained and as attorney in fact for Borrower, sign the Borrower's name to any receipts, checks, notes, agreements, assignments or other instruments or letters, in order to collect, sell or liquidate the Collateral. This power shall be irrevocable;

                  9.02.04 Require Borrower to assemble all books and records of account relating to the Collateral and make them available to Agent at its office herein set forth or such other place as may be designated by Agent;

                  9.02.05 Enter the office of Borrower and take possession of any of the Collateral including any records that pertain to the Collateral;

                  9.02.06 Undertake to service any one or more of the Mortgage Loans comprising the Collateral and upon the happening of such, Borrower shall transfer to Agent all escrow funds, records, and any other documents relating to any such Mortgage Loans then held by it;

                  9.02.07 Rescind any acceleration of the maturity of the Loan previously declared (but the tender and acceptance of partial payments of the Loan shall not rescind or affect in any way any such acceleration of maturity);

                  9.02.08 Institute legal proceedings to foreclose upon and against the lien and security interest granted by this Agreement and the Security Agreement, to recover judgment for all amounts then due and owing on the Loan, and to collect the same out of any of the Collateral or the proceeds of any sale thereof;

                  9.02.09 Institute legal proceedings for the sale, under the judgment of decree of any court of competent jurisdiction, of any or all of the Collateral;

                  9.02.10 Personally or by agents, attorneys, or appointment of a receiver enter upon any premises where the collateral or any part of it may then be located, and take possession of all or any part of it and/or render it unusable; and without being responsible for loss or damage to such Collateral,

                  (a) hold, store, and keep idle, or lease, operate, remove or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as Agent, in its sole discretion, deems to be in its own best interest, and demand, collect and retain all resulting earnings and other sums due and to become due from any party, accounting only for net earnings, if any (unless the Collateral is retained in satisfaction of the Loan, in which case not accounting will be necessary), arising from that use (which net earnings may be applied against the amounts outstanding on the Loan) and charging against all receipts from the use of the Collateral or from its sale, by court proceeds or pursuant to subsection (b) below, all other costs, expenses charges, damages and other losses resulting from that use; and/or

                  (b) sell, lease dispose of, or cause to be sold, leased or disposed of, all or any part of the Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement and the Security Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Borrower under, applicable law are expressly waived by Borrower to the fullest extent permitted.

At any sale pursuant to or permitted by this Section 9.02, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated with regard to the Loan or the conduct of sale (including, without limit, as to the amounts of the principal of and interest on the Loan, the accrual and nonpayment of it and advertisement and conduct of the sale); and all
prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any of the Collateral, the receipt of the officer making the sale under judicial proceedings or Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any of the Collateral under this Agreement or the Security Agreement shall be a perpetual bar against Borrower with respect to that Collateral; and/or

                  9.03 Remedies Cumulative. All remedies available to Agent shall be cumulative not alternate in that the exercise of one or more of them shall not preclude exercising one or more of the others. Further, nothing in this Default section or elsewhere in this Agreement shall affect the demand nature of Borrower's obligations to Lenders or preclude the Lenders from demanding full payment of all sums due by Borrower to Lenders, at any time.

                  9.04 Allocation of Amounts Received. All amounts received by Agent after an Event of Default shall be allocated as follows:

                        (a) First, to the payment of reasonable costs and
                  expenses incurred by the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorney's fees, court costs and foreclosure expenses;

                        (b) Second, to Comerica to the extent of Excess Advances
                  and interest thereon;

                        (c) Third, to the Lenders, pro rata in accordance with
                  their respective Percentage Shares until the Loan shall have been paid in full; and

                        (d) Fourth, to such persons as may be legally entitled
                  thereto.

10.      Sale of Mortgage Notes.

         So long as Borrower is not in default hereunder Agent shall:

         10.01 Delivery of Mortgage Notes by Agent. Upon sale by Borrower of any Mortgage Loan assigned to Agent hereunder, deliver the Mortgage Note as requested by Borrower to the Investor under a Bailee Letter. Agent agrees to send the original Mortgage Note together with the loan document delivery package received from Borrower directly to the pertinent Investor no later than one business day after receipt of the request from Borrower. Delivery by Agent as aforesaid shall be deemed a conditional delivery to the Investor conditioned on receipt by Agent of the sale proceeds from the Investor. Borrower directs Agent to apply said proceeds to the principal balance of the Loan. Agent may require Borrower to deliver a cover letter, in form satisfactory to Agent, directing Investor to make payment directly to Agent.

11.      Collections.

         Upon default if so requested by Agent, in writing, Borrower shall act, as the representative of, and in trust for, Agent in receiving and collecting all monies payable on any Mortgage Loan held as part of the Collateral and after collection thereof shall deposit the same in a special account at Agent in the name of the Borrower, and the same shall be held by Agent as part of the Collateral hereunder. Agent, upon deposit in such special account of any monies payable on any such Mortgage Loan, may, in its sole discretion, apply all or any part thereof to the payment of Borrower's obligations.

12.      Termination; Demand for Payment.

         Borrower may terminate this Agreement at any time upon thirty (30) days written notice to the Agent and the Lenders, upon which date all sums then outstanding all be immediately due and payable.

         Whether or not an Event of Default exists and without affecting Lenders' rights upon the occurrence of an Event of Default, any Lender may at any time, upon seventy-five (75) days prior written notice to Agent, Borrower and the other Lenders, demand payment of such Lender's unpaid and outstanding Advances and interest. By the effective date of such demand, any other Lender may elect, in its sole discretion, to (i) demand payment of its unpaid and outstanding Advances and interest, upon seventy-five days prior notice to Borrower and all nondemanding Lenders, (ii) purchase the demanding Lender's Allocation Amount, in which event this Agreement shall continue in effect, or
(iii) locate an assignee of the demanding Lender's Allocation Amount, which shall purchase the demanding Lender's Allocation Amount, in which case the assignee shall be substituted for the demanding Lender and this Agreement shall continue in effect. If a demanding Lender's Allocation Amount is not purchased or assigned, and one or more Lenders have not elected to demand payment, then this Agreement shall continue in effect, the Maximum Loan Amount will be reduced by the amount of the demanding Lender(s) Allocation Amount(s), and the nondemanding Lender(s) Percentage Share(s) shall increase accordingly. Should all Lenders elect to demand payment, this Agreement shall terminate.

         Termination of this Agreement by Borrower or Lenders as described above will not alter or affect any of the rights or obligations of the parties hereto in respect of any transactions then pending hereunder, particularly the indebtedness or obligation of Borrower or the right of Lenders to the Collateral, or the right to enforce and use the provisions of this Agreement in respect of the enforcement and collection of the Collateral.

13.      Miscellaneous.

         13.01 Notices. Except as to routine business matters, any and all communications between the parties hereto or notices provided herein to be given in writing shall be (i) delivered in person, (ii) sent by both certified or registered mail, return receipt requested, and by regular mail, or (iii) by overnight courier service that provides for proof of delivery; addressed as follows:

         Comerica:
         Comerica Bank
         500 Woodward Ave., MC 3256
         Detroit, MI 48226
         Attention: Von L. Ringger

         CBNA:
         CoreStates Bank, N.A.
         Banking and Finance Company Group
         1339 Chestnut St.
         F.C. 1-8-12-7
         Philadelphia, PA  19107-3579
         Attention: Edmund J. Furphy

         Norwest:
         Norwest Bank Minnesota, N.A.
         7900 Xerxes Avenue South, Ste. 300
         Minneapolis, MN 55431
         Attention: Heidi Bye

         RFC:
         Residential Funding Corporation
         4800 Montgomery Lane, Ste. 300
         Bethesda, Maryland 20814
         Attention: Barbara Repetti

         Borrower:
         Rock Financial Corporation
         30600 Telegraph Road, Suite 4000
         Bingham Farms, Michigan 48025
         Attention: Daniel B. Gilbert

         With a copy to:

         Rock Financial Corporation
         30600 Telegraph Road, Suite 4000
         Bingham Farms, Michigan 48025
         Attention: Corporate Counsel

or to such other address as any party may by notice indicate to the other from time to time. Unless sooner received, all notices shall be deemed delivered two
(2) days after mailing, as herein set forth. Actual knowledge of the contents of the notice, however received, shall constitute proper notice hereunder.

         13.02 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants (affirmative and negative) and agreements herein contained on the part of Borrower shall survive the execution of the Notes, and shall be effective as long as any sums remain due and owing Agent or any Lender.

         13.03 Delay - No Waiver. No delay in exercising, or failure to exercise any right, power or remedy accruing to Agent or any Lender, as applicable, through any breach or default of Borrower under this Agreement, or any acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, shall impair any such right, power or remedy of Agent or any Lender, as applicable; nor shall any waiver of any single breach or default be deemed a waiver of any breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Agent or any Lender, as applicable, of any provision or condition of the Agreement, must be in writing and shall be effective only to the extent of such writing specifically set forth. The forgoing two sentences shall be deemed to be applicable to Agent, the Lenders and Borrower. In the event Agent is required to take any action to collect sums due under the Notes or to enforce, renegotiate, restructure or modify the terms of this Agreement, or is required to institute, defend or otherwise participate in any action at law or suit in equity in relation to this Agreement, or any Mortgage Loan forming part of the Collateral, Borrower, in addition to all other sums which it may be called upon to pay, will pay Agent's attorneys' fees and costs. Nothing in this Agreement shall be deemed any waiver or prohibition of Agent's or any Lender's right of lien or set-off, except that Agent and each Lender agrees to not set-off against any legitimate custodial or escrow account in which Borrower accumulates funds owned by individual mortgagors or other third parties.

         13.04 (a) Entire Agreement-Supplemental Policies and Procedures. This Agreement, together with the other agreements referred to herein, set forth the entire agreement among the parties hereto, and there are no other agreements, express or implied, written or oral, except as set forth herein. This Agreement may not be amended, altered or changed except in writing by all parties hereto. It is contemplated that from time to time Borrower and Lenders will enter into supplemental agreements establishing policies and procedures to carry out the terms of this agreement. Such agreements shall constitute amendments hereto provided they are signed by all parties.

         (b) Partial Invalidity. The inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provisions of this Agreement.

         (c) Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

         (d) No Assignment by Borrower. This Agreement shall not be assignable by Borrower without the express written approval of Agent and all Lenders.

         (e) Materiality/Reliance by Lenders. All covenants, agreements and representations made herein and in documents delivered in support of this Agreement, now or in the future, shall be deemed to have been material and relied on by Agent and the Lenders and shall not merge with this Agreement.

         (f) No Third Party Beneficiary. The parties hereto understand and agree that there is no intention to confer any benefits upon any person or legal entity not a party to this Agreement.

         (g) Confidentiality. All information and materials provided to Lenders by Borrower shall be treated with the same degree of confidentiality as Lenders maintain with regard to similar information of its other customers generally. Nothing contained herein shall prevent Lenders from releasing to actual or proposed loan participants such information regarding Borrower as Lenders may deem pertinent and necessary.

         13.05 Interpretation of Accounting Terms. Each accounting term used in this Agreement which is not specifically defined shall have the meaning customarily given to it in accordance with generally accepted accounting principles.

         13.06 Michigan Law/Consent to Jurisdiction and Service. This Agreement and the Notes shall be governed by the laws of the State of Michigan. Borrower agrees and consents to the exclusive jurisdiction of the Oakland County Circuit Court and/or the United States District Court for the Eastern District of Michigan. Furthermore, BORROWER HEREBY WAIVES ALL RIGHT TO DEMAND A JURY TRIAL IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING and irrevocably agrees to service of process sent by certified mail, return receipt requested, and regular mail to the address set forth herein, or such address as may appear in Agent's records.

         13.07 Assignment; Participation. No Lender shall assign its rights or obligations hereunder. Comerica may grant participations in its portion of the Loan, in Comerica's sole discretion, provided that Comerica shall at all times retain at least $10,000,000 for the Loan for its own account. With Agent's prior written consent, which consent will not be unreasonably withheld, Lenders (other than Comerica) may grant participations in their respective portions of the Loan.

         13.08 Amendments; Waivers. Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (a) the Majority Lenders and, if the rights and duties of the Agent are affected thereby, by the Agent, and (b) in the case of an amendment, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Lender affected thereby, to the extent it (i) changes the amount of such Lender's Allocation Amount, (ii) reduces the principal of or the rate of interest on the Loan, (iii) postpones any date fixed for any payment of principal of or interest on the Loan, (iv) releases any Collateral, (v) waives any default under Section 9.01.01, (vi) changes the definition of "Majority Lenders", or (vii) amends this
Section 13.08 or any other provision of this Agreement requiring the consent or other action of all of the Lenders.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ROCK FINANCIAL CORPORATION                  COMERICA BANK


By: /s/ Daniel B. Gilbert                   By: /s/ Von L. Ringger
   -----------------------------               -----------------------------
         Daniel B. Gilbert                           Von L. Ringger
Its:     President                          Its:     First Vice President



CORESTATES BANK, N.A.


By: /s/
   ------------------------------
Its:
    ------------------------------


NORWEST BANK MINNESOTA, N.A.


By: /s/
   ------------------------------
Its:
    ------------------------------


RESIDENTIAL FUNDING CORPORATION


By: /s/
   ------------------------------
Its:
    ------------------------------

                            EXHIBIT A (SECTION 5.06)

                         SCHEDULE OF BORROWER'S OFFICES



                  Rock Financial Corporation
                  30600 Telegraph Road
                  Fourth Floor
                  Bingham Farms, MI 48025

                  Rock Financial Corporation
                  25201 Chargrin Blvd.
                  Suite 180
                  Beachwood, OH 44122

                  Rock Financial Corporation
                  43681 Ford Road
                  Canton, MI 48187

                  Rock Financial Corporation
                  14229 Torrey Road
                  Fenton, MI 48430

                  Rock Financial Corporation
                  410 W. University
                  Rochester, MI 48307

                  Rock Financial Corporation
                  One East Campus View Blvd.
                  Suite 230
                  Columbus, OH 43235

                            EXHIBIT C (SECTION 7.04)

                                   OTHER LIENS











$2,000,000 line of credit with Michigan National Bank evidenced by ___________, the proceeds of which finance construction of offices of the Borrower and purchase of computer systems.

                                    EXHIBIT D

                               REQUEST FOR ADVANCE

                            EXHIBIT E (SECTION 1.02)

                               APPROVED INVESTORS

====================================================================================================

    Conforming Mortgage Loans:                      Non-Conforming Mortgage Loans:
----------------------------------------------------------------------------------------------------
       American Residential                        Advanta (Colonial National Bank)
          Anchor Mortgage                             Chase Residential Mortgage
            Bancboston                                       ContiMortgage
         Banc One Mortgage                                 D&N Savings Bank
    Barclays American Mortgage                        First Security Savings Bank
         Capstead Mortgage                                       Ford
        Chase Home Mortgage                                 GE Home Equity
           Chemical Bank                       Portfolio Acceptance Corp. (Nationsbank)
         Citicorp Mortgage                             Prudential Home Mortgage
         Citifed Mortgage                                   Saxon Mortgage
            Countrywide                                 Unicor (United Lending)
               FHLMC
    First Federal of Rochester
       First Nationwide Bank
    First Security Savings Bank
       First Union Mortgage
               FNMA
         General Electric
        Hamilton Financial
           Loan America
           Merrill Lynch
            NationsBank
          Norwest Funding
     Prudential Home Mortgage
     Residential Funding Corp.
          Saxon Mortgage
====================================================================================================
 High LTV Second Mortgage Loans:
----------------------------------------------------------------------------------------------------

                            EXHIBIT F (SECTION 5.09)

                 SCHEDULE OF JUDGMENTS, ACTIONS AND PROCEEDINGS



1. Victoria McNeill (Plaintiff/Counter Defendent) vs. Rock Financial Corporation (Defendent/Counter Plaintiff), Oakland County Court Case No. 97-544583-NZ.

                                    EXHIBIT G

                                  BAILEE LETTER

                              [Agent's Letterhead]
[Date]

[Investor]

RE:      ROCK FINANCIAL CORPORATION
         Account #: 1840-13366-2

Gentlemen:

Enclosed please find for your review and inspection, the following complete mortgage files:

Comerica Bank, as Agent for and on behalf of Lenders ("Agent"), has a security interest in the enclosed mortgage note(s), mortgage(s) and in their proceeds. The mortgage notes are sent to you for your inspection and purchase. Pending your purchase of the enclosed loans, you agree to hold the mortgage loans as bailee on behalf of Agent. All documents pertaining to mortgages not purchased by you must be returned directly to Agent, no later than twenty-one (21) days from the date of this letter.

UNDER NO CIRCUMSTANCES ARE ANY OF THE ENCLOSED FILES TO BE RETURNED TO THE ORIGINATING MORTGAGE COMPANY.

Any purchase you elect to make will be free of the Agent's security interest, however, your payment, which is proceeds of the Agent's collateral, must be sent directly to the Bank and NOT to the mortgage company.

Please direct your payment to: Comerica Bank, 500 Woodward Avenue, MC:3256, Detroit, MI 48226, Attention: _____, Mortgage Warehouse Operations Officer. ABA #072-000-096.

If you are unable to complete the purchase of any of the enclosed loans within fourteen (14) business days from the date of this letter, kindly return the unpurchased loan files to Agent.

Please acknowledge receipt of the above mortgage loans and your acceptance of and consent to the terms upon which the mortgage loans have been sent to you, by signing the enclosed copy of this letter and return it in the enclosed self-addressed envelope.

If you have any questions, please call this department at 313/222/6111.

Sincerely,

---------------
Mortgage Warehouse Operations Officer

Acknowledged and
Agreed to:           By:                            Date                , 199
                        --------------------------      ------------------   --

                     Its:                           Phone No:
                        --------------------------           ------------------

                                    EXHIBIT H

            REQUEST FOR PRE-WAREHOUSE ADVANCE AND SECURITY AGREEMENT

                                    EXHIBIT I

                                  TRUST RECEIPT

                               AMENDMENT NO. 1 TO
           SECOND AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT

                          (ROCK FINANCIAL CORPORATION)



         THIS AMENDMENT ("Amendment") is dated as of January 30, 1998, by and among Comerica Bank, a Michigan banking corporation ("Comerica"), Corestates Bank, N.A., a national banking association ("CBNA"), Residential Funding Corporation, a Delaware corporation ("RFC") and Norwest Bank Minnesota, National Association, a national banking association ("Norwest"), (collectively, Comerica, CBNA, RFC and Norwest are referred to as "Lenders"), Comerica Bank, as Agent for Lenders (in such capacity, "Agent"), and Rock Financial Corporation, a Michigan corporation ("Borrower").

                                R E C I T A L S :

         A. Borrower, Agent and Lenders entered into a certain Second Amended and Restated Mortgage Warehousing Agreement dated November 13, 1997 (the "Agreement").

         B. Borrower, Agent and Lenders desire to amend the Agreement as hereinafter set forth.

         NOW THEREFORE, the parties agree as follows:

         1. The definition of "Lenders' Allocation Amount" in Section 1.02 of the Agreement is amended and restated in its entirety as follows:

                  "Lenders' Allocation Amount means $48,000,000 as to Comerica, $21,000,000 as to CBNA, $24,000,000 as to Norwest, and $32,000,000 as
         to RFC."

         2. The definition of "Loan" in Section 1.02 of the Agreement is amended and restated in its entirety as follows:

                  "Loan means a demand mortgage warehouse facility in the amount of up to the Maximum Loan Amount, of which each Lender shall advance up to its Lender's Allocation Amount, in each case subject to the terms and conditions of this Agreement."

         3. The definition of "Maximum Loan Amount" in Section 1.02 of the Agreement is amended and restated in its entirety as follows:

            "Maximum Loan Amount means $125,000,000, subject to Section 12 hereof."

         4. The Percentage Share, as defined in the Agreement, on the effective date of this Amendment, shall be 38.40% for Comerica, 19.20% for Norwest, 25.60% for RFC and 16.80% for CBNA.

         5. Borrower hereby represents and warrants that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment, and any other documents and instruments required under this Amendment, or the Agreement are within the Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in Section 5 of the Agreement (Sections 5.01-5.16) are true and correct on and as of the date herewith, with the same force and effect as if made on and as of the date herewith; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing on or as of the date hereof.

         6. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         7. This Amendment shall not become effective until the Agent shall have received, in form and substance satisfactory to the Agent:

         (a)      duly executed counterpart originals of this Amendment;

         (b) duly executed replacement Notes, which replacement Notes shall amend, restate and supersede in their entirety all of the existing Notes; and

         (c) certificates of the Secretary of the Borrower as to (i) resolutions of the Board of Directors authorizing the execution and delivery of this Amendment and the replacement Notes and the performance by the Borrower of its obligations under the Agreement as amended hereby, and (ii) the incumbency and signature of those of its officers authorized to execute and deliver this Amendment and the replacement Notes.

         8. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

         9. This Amendment may be signed in any number of counterparts and by different parties on separate counterparts, and each such counterpart when executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


COMERICA BANK, AS AGENT AND                  ROCK FINANCIAL CORPORATION
LENDER

By: /s/ Von L. Ringger                       By: /s/ Daniel B. Gilbert
   -----------------------------                ------------------------------
         Von L. Ringger                          Daniel B. Gilbert
Its:     First Vice President                Its:  President



CORESTATES BANK, N.A.


By: /s/
   ----------------------------
Its:
     --------------------------

NORWEST BANK MINNESOTA, N.A.


By: /s/
   ----------------------------
Its:
    ---------------------------

RESIDENTIAL FUNDING CORPORATION


By: /s/
   -----------------------------
Its:
    ----------------------------